EXHIBIT (e)-2
                             BROKER/DEALER AGREEMENT

Keeley Investment Corp.
401 South LaSalle Street
Suite 1201
Chicago, Illinois 60605

Gentlemen:

      We desire to enter into an Agreement with you for the sale of shares of common stock ("Shares") in KEELEY Small Cap Value Fund, Inc. (the "Fund") that are now or hereafter available for sale to our customers (our "Customers"). You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the offering of Shares and the agent for the continuous distribution of such Shares. As used herein, the term "Prospectus" means the prospectus of the Fund and, unless the context otherwise requires, related Statement of Additional Information (the "SAI") incorporated therein by reference, as the same are amended and supplemented from time to time.

      In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

      1. Customers who purchase Shares are for all purposes our customers and not customers of the Fund. We shall be responsible for opening, approving and monitoring Customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving Shares shall we have any authority to act as agent for the Fund or for you, and neither you nor the Fund shall have the authority to act as agent for us.

      2. All orders for the purchase of any Shares shall be executed at the then current public offering price per Share (i.e., the net asset value per Share plus the applicable sales load, if any) and all orders for the redemption of Shares shall be executed at the net asset value per Share, in each case as described in the Prospectus. The minimum initial purchase order shall be as set forth in the Prospectus. The Fund reserves the right to reject any purchase order. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing to the Customer on a fully disclosed basis. We agree that upon receipt of duplicate confirmations we will examine the same and promptly notify the Fund of any errors or discrepancies that we discover and shall promptly bring to the attention of the Fund any errors in such confirmations claimed by our Customers. The Fund reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of Shares; provided, however, that the Fund shall notify us in writing promptly following any such suspension or withdrawal of the sale(s) of Shares.

      3. In ordering Shares, we shall rely solely and conclusively on the representations contained herein and in the Prospectus. Each party hereto agrees that it shall not offer or sell Shares except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of Shares, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus, and upon request, the SAI. We further agree to obtain for each Customer to whom we sell Shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each Customer who purchases Shares copies of all annual and interim reports, proxy solicitation materials and any other information and materials relating to the Fund and prepared by or on behalf of you, the Fund or its investment adviser, investment sub-adviser, custodian, transfer agent or dividend disbursing agent for distribution to such Customer. You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to the Fund in reasonable quantities upon request. We acknowledge that any material or information that you furnish to us, other than Prospectuses, annual and interim reports to stockholders and proxy solicitation materials prepared by the Fund, are your sole responsibility and not the responsibility of the Fund.

      4. We shall not make any representations concerning Shares other than those contained in this Agreement, the Prospectus or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

      5. In determining the amount of any dealer allowance or sales commission payable to us hereunder, you reserve the right to exclude any sales which you determine, acting reasonably and in good faith, are not made in accordance with the terms of the Prospectus and the provisions of this Agreement; provided, however, that you agree to notify us in writing of any such exclusions and the reason therefor promptly after you exercise such right. Unless at the time of transmitting an order we advise you or the transfer agent for the Fund (the "Transfer Agent") to the contrary, the Shares ordered will be deemed to be the total holdings of the specified Customer.

      6.    a.    In accordance with the terms of the then current Prospectus, a reduced sales load may be available to Customers that purchase Shares sold with a sales load at the then-current public offering price per Share applicable to the total value (based on the higher of current net asset value or the public offering price originally paid) of (i) current purchases plus (ii) Shares that are already beneficially owned at the time of purchase by the Customer on which a sales load has been paid. Certain purchases made by a Customer and certain other persons (for example, a Customer's spouse) as set forth from time to time in the then current Prospectus may be combined for purposes of qualifying for a reduced sales charge. In each case where a reduced sales load is applicable, we agree to determine whether the Customer is eligible for the reduced sales load and if so, to furnish to the Transfer Agent sufficient information to permit confirmation of qualification for that reduced sales load. We acknowledge that we are responsible identifying which of our Customers is eligible for a reduced sales load, and providing all of the information necessary to obtain for our Customers the lowest sales load to which they are entitled. We understand that you will rely on us to make that analysis and determination, and that you have no responsibility to our Customers to assure that they receive the lowest possible sales load. We also acknowledge that acceptance of the purchase order at less than the maximum sales load is subject to such confirmation. Reduced sales charges may be modified or terminated at any time at the sole discretion of the Fund; provided, however, that you agree to notify us in writing of any such modifications or termination promptly after the occurrence thereof.

            b. We acknowledge that certain classes of investors may be entitled to purchase Shares at net asset value without a sales load as from time to time as provided in the then current Prospectus.

            c. We agree to advise you promptly at your written request as to the amount of any and all sales by us qualifying for a reduced sales load or no sales load.

      7. The procedures relating to orders and the handling thereof will be subject to the terms of the then current Prospectus and written instructions received by us from you or the Transfer Agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our Customers and that we will not make purchases of Shares for any other securities dealer or broker. Further, we shall place purchase orders from Customers with the Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases and redemptions) in Shares registered in the name of, or beneficially owned by, any Customer unless such Customer has granted us full right, power and authority to effect such transactions on his or her behalf, and (b) you, the Fund, the Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Shares registered in the name of, or beneficially owed by, any Customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 7 shall survive the termination of this Agreement.

      8.    a.    We agree that payment for orders from us for the purchase of
            Shares will be made in accordance with the terms of the then current Prospectus as follows:



                                              As a % of  As a % of    Dealers'
                                              Offering   Net Asset  Reallowance
            Amount of Transaction               Price      Value     as a % of
                                              Per Share           Offering Price

            Less than $50,000                    4.50%     4.71%      4.00%
            $ 50,000 but less than $100,000      4.00%     4.17%      3.50%
            $100,000 but less than $250,000      3.00%     3.09%      2.50%
            $250,000 but less than $500,000      2.50%     2.56%      2.00%
            $500,000 and over                    1.00%     1.01%      0.50%


            On or before the settlement date of each purchase order for Shares, we shall remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price per share of the Shares being purchased without deduction of our dealer allowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the then current Prospectus, in which case our dealer allowance, if any shall be payable to us on at least a monthly basis. If we are a member of the National Securities Clearing Corporation ("NSCC"), we shall place our orders and settle the transactions through the NSCC in accordance with its rules and regulations. If payment for any purchase order is not received in accordance with the terms of the then current Prospectus, you reserve the right, without advance notice, to cancel the sale and to hold us responsible for any direct loss sustained as a result thereof; provided, however, that you agree to notify us in writing of any such cancellation promptly after the occurrence thereof.

            b. If any Shares sold under the terms of this Agreement are sold with a sales load and are redeemed by the Fund or repurchased for the account of the Fund or are tendered for redemption within seven
            (7) business days after confirmation of our purchase order for such
            Shares: (i) we shall forthwith refund to you the full dealer allowance received by us on the sale; and (ii) you shall forthwith pay to the Fund your portion of the sales load on the sale which had been retained by you, if any, and shall also pay to the Fund the amount refunded by us.

            c. In addition to the fees delineated above in Paragraph 8(a), you agree, subject to the other terms and conditions of this Agreement, to pay us a distribution fee and we agree to accept as full payment therefore, for distribution and marketing services in the promotion of the Shares, a distribution fee calculated daily and payable quarterly and based on the average daily net assets of Shares that are owned of record by us as nominee for our Customers or which are owned by those Customers of our firm whose records, as maintained by the Fund or its agent, designate us as the Customer's dealer of record, equal to 0.25% on an annual basis.

            We acknowledge that the distribution fee paid will be paid from monies received by you under a Distribution Plan adopted pursuant to Rule 12b-1 (the "Plan") under the 1940 Act. You agree to deliver a copy of the Plan to us prior to the execution of this Agreement, and you agree to deliver copies of all amendments to the Plan promptly after their effectiveness. Under the Plan now in effect, the Fund is authorized to make expenditures of Fund assets for various distribution and support services. Further, we understand and agree that (i) all distribution fees are subject to the limitations contained in the Plan then in effect, which may be amended or discontinued at any time, and (ii) our failure to provide services as agreed to by us will render us ineligible to receive distribution fees. We shall furnish to you and the Fund such information as you and the Fund shall reasonably request with respect to the fees and services hereunder.

      9. Each party hereto hereby represents and warrants to the other party that: (a) such party corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which such party is organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all authorizations and approvals (if any) required for such party's lawful execution and delivery of this Agreement and such party's performance hereunder have been obtained; and (c) upon execution and delivery by such party, and assuming due and valid execution and delivery by the other party, this Agreement will constitute a valid and binding agreement, enforceable against such party in accordance with its terms.

      10. Each party hereby further represents and warrants to the other party that such party is a member of the NASD and, with respect to any sales in the United States, such party agrees to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. Each party agrees to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which the Shares are qualified for sale under, or exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make Shares available for sale to our Customers in any jurisdiction. Each party agrees to notify the other party immediately, in writing, in the event of such party's expulsion or suspension from the NASD. A party's expulsion from the NASD will automatically terminate this Agreement immediately without notice to the other party. A party's suspension from the NASD will terminate this Agreement effective immediately upon written notice of termination to such party.

      11. The names and addresses and other information concerning our Customers are and shall remain our sole property, and neither you nor your affiliates shall use such name, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 11 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our Customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 11 shall survive the termination of this Agreement.

      12. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Except in connection with a party's performance of its obligations under this Agreement, neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by an applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

      13. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your office, located at 401 South LaSalle Street, Suite 1201, Chicago, Illinois 60605, and all notices to us shall be given or sent to us at our address shown below. All notices shall be effective upon receipt.

      14. Each party hereto represents and warrants to the other party that it has adopted an anti-money laundering program ("AML Program") that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the "PATRIOT Act," and together with the Bank Secrecy Act, the

"Act"), the rules and regulations under the Act, and the rules, regulations and regulatory guidance of the SEC, the NASD or any other applicable self-regulatory organization (collectively, "AML Rules and Regulations"). Each party further represents that its AML Program, at a minimum, (a) designates a compliance officer to administer and oversee the AML Program, (b) provides ongoing employee training, (c) includes an independent audit function to test the effectiveness of the AML Program, (d) establishes internal policies, procedures, and controls that are tailored to our particular business, (e) includes a customer identification program consistent with the rules under section 326 of the Act,
(f) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (g) with respect to us only, provides for screening all new and existing customers against the Office of Foreign Asset Control ("OFAC") list and any other government list that is or becomes required under the Act, and (h) allows for appropriate regulators to examine such party's AML books and records.

      15. Each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Financial Modernization Act of 1999 (the "Gramm-Leach-Bliley Act" or the "GLB Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement and shall not be used for any other reason or purpose.

      16. This Agreement shall become effective when accepted and signed by both parties, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. This Agreement may be amended only by a written instrument signed by both of the parties hereto, which amendment shall be effective on the date specified therein, or if no date is specified then on the date the last party thereto signs such amendment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that either party may assign this Agreement to any successor in interest or to any affiliate of such party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements, written or verbal, between the parties relating to said subject matter.

      17. We agree to indemnify you and hold you harmless from and against any claims, liabilities, expenses (including reasonable attorneys fees) and losses resulting from (a) any failure by us to comply with applicable laws in connection with our activities under this Agreement, (b) any unauthorized or untrue representation made by us concerning an investment in Shares or (c) any breach of this Agreement by us. You agree to indemnify us and hold us harmless from and against any claims, liabilities, expenses (including reasonable attorneys fees) and losses resulting from (a) any failure by you to comply with applicable laws in connection with your activities under this Agreement, (b) any breach of this Agreement by you or (c) any unauthorized or untrue statement set forth in the Fund's Prospectus or supplemental sales material provided to us, or omission to state a material fact required to be stated therein to make the statements therein not misleading. Notwithstanding anything in this Agreement to the contrary, in no event shall either party, its affiliates or any of its or their directors, officers, employees agents or subcontractors be liable to the other party under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity has been advised of the possibility of such damages.

      18. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

      19. Each of us agrees that from time to time at the request of the other party, we will provide certifications that we have complied with the provisions of this Agreement applicable to us and of applicable law, rules and regulations, which certifications may include, but need not be limited to, anti-money laundering programs, privacy requirements, late trading and appropriate sales loads.

      20. To the extent that your policies and procedures, and the policies and procedures of the Fund, impose restrictions and limitations on holders of Fund securities (such as limitations on frequent trading or market timing), we will assist you in identifying or otherwise tracking the activities of Customers who hold their shares of the Fund in street name (to the extent consistent with our privacy policy and requirements of law) in order to permit you to apply such policies and procedures to such owners to the same effect as if those persons held their interest in the Fund directly.

Very truly yours,


--------------------------------------------
Name of Broker/Dealer (Please Print or Type)

--------------------------------------------
Firm

--------------------------------------------
Address

Date: _______________, 20__   By:______________________
                               Authorized Officer

NOTE: PLEASE SIGN AND RETURN BOTH COPIES OF THIS AGREEMENT TO KEELEY INVESTMENT CORP. UPON ACCEPTANCE, ONE COUNTERSIGNED COPY WILL BE RETURNED TO YOU FOR YOUR FILES.

Accepted:

Date: ____________, 20__

KEELEY INVESTMENT CORP.
401 South LaSalle Street
Suite 1201
Chicago, Illinois 60605

 By:______________________
      Authorized Officer

                             BROKER/DEALER SETUP AND
                       FUND/SERV-NETWORKING PROFILE SHEET
                           KEELEY SMALL CAP VALUE FUND
                           ---------------------------

Please fill in the following information completely and return this form, along with a copy of your signed Broker/Dealer Selling Agreement to Keeley Investment Corp. This will allow us to set your firm up as a dealer to trade shares in the KEELEY Small Cap Value Fund via NSCC/FundServ & Networking.

NAME:                                     MRO#
---------------------------------------   -------------------------------

ADDRESS:                                  ALPHA CODE
---------------------------------------   -------------------------------

                                          MATRIX LEVEL(S)
---------------------------------------   -------------------------------

                                          SETTLEMENT:    T+1   or   T+3
---------------------------------------

DAILY CONTACTS:

Fund/SERV Contact:                        Phone:
---------------------------------------   -------------------------------

             Title:                               Fax:
             --------------------------           -----------------------

Networking Contact:                       Phone:
---------------------------------------   -------------------------------

             Title:                               Fax:
             --------------------------           -----------------------

Loss Letter Contact:                      Phone:
---------------------------------------   -------------------------------

                                                  Fax:
                                                  -----------------------

POSITION INFORMATION:
Networking Position Files:
(Please attach calendar, if necessary)
                        Commission/SERV eligible?                 Yes   No
                        12b-1 Payments through NSCC?              Yes   No
                  **PLEASE ATTACH A CURRENT BRANCH LISTING**

WIRING INSTRUCTIONS:
(For manual settlement)       Bank:
                              --------------------------------------------------
                              ABA:
                              --------------------------------------------------
                              Account:
                              --------------------------------------------------
                              For Credit to:
                              --------------------------------------------------
                              Special Instructions:
                              --------------------------------------------------

                         FIRSTAR=S INTERNAL CHECKLIST
                         ----------------------------
                         Fax Contact List
                                                      ----------
                         Personal Contact Made
                                                      ----------
                         Dealer Number
                                                      ----------
                         Position Spreadsheet
                                                      ----------